EXHIBIT 5.1
KEGLER, BROWN, HILL & RITTER CO., L.P.A.
65 E. State Street, Suite 1800,
Columbus, Ohio 43215
(614) 462-5400
May 6, 2010
PowerSecure International, Inc.
1609 Heritage Commerce Court
Wake Forest, North Carolina 27587
                    Re:          Registration Statement on Form S-4
Gentlemen:
     We have acted as counsel to PowerSecure International, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer and sale of:
(i)	shares of the Company’s common stock, par value $.01 per share (“Common Shares”);

(ii)	shares of the Company’s preferred stock, par value $.01 per share (“Preferred Shares”);

(iii)	warrants to purchase Common Shares and/or Preferred Shares (“Warrants”); and

(iv)	units consisting of a combination of Common Shares, Preferred Shares and/or Warrants (“Units”);
all of which may be offered and sold from time to time pursuant to Rule 415 under the Securities Act in connection with future exchange offers, business combination transactions or acquisitions by the Company of other businesses, assets or securities at an aggregate initial offering price not to exceed $30,000,000.
     The Common Shares, Preferred Shares, Warrants and Units are collectively referred to herein as the “Securities.” The Securities will be offered in one or more offerings in amounts, and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement (the “Prospectus”).
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company’s Second Restated Certificate of Incorporation, (ii) the Company’s Amended and Restated By-Laws, (iii) the Registration Statement, (iv) the specimen certificates evidencing the Shares, (v) resolutions adopted by the Board of Directors of the Company (the “Board”) relating to, among other things, the authorization and issuance of the Shares and the registration of the resale thereof, and (vi) such other documents, certificates and records as we have deemed necessary or appropriate for the purpose of rendering the opinion below. We have also examined such authorities of law as we have deemed relevant as a basis for this opinion.
     In connection with rendering our opinions set forth below, we have assumed that:
(i)	all information contained in all documents reviewed by us is true and correct;

(ii)	all signatures on all documents examined by us are genuine;

(iii)	all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents;

(iv)	the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective (and will remain effective at the time of issuance of any Securities thereunder);

(v)	a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby in accordance with the relevant rules and regulations of the Commission;

(vi)	all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement;

(vii)	PowerSecure International, Inc. is a corporation duly organized under the laws of the State of Delaware and is validly existing and in good standing under the laws of that jurisdiction;

(viii)	each person signing the documents we examined has the legal capacity and authority to do so;

(ix)	at the time of any offering or sale of any Common Shares or Preferred Shares, that the Company shall have such number of Common Shares or Preferred Shares, as appropriate, as set forth in such offering or sale, authorized or created and available for issuance, within the limits of the then remaining authorized but unreserved and unissued amount of Common Shares or Preferred Shares, as appropriate;

(x)	at the time of any offering or sale of any Warrants or Units, that the Company shall have such number of Common Shares or Preferred Shares, as appropriate, issuable upon exercise of the Warrants or in connection with such Units as set forth in such offering or sale, authorized or created and available for issuance, within the limits of the then remaining authorized but unreserved and unissued amount of Common Shares or Preferred Shares, as appropriate;

(xi)	the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Board (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company;

(xii)	with respect to any Warrants offered and sold hereunder, (A) any warrant agreement relating to such Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by the Company and the Warrant Agent, and (B) such Warrants will be duly authorized, executed and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement;

(xiii)	with respect to any Units offered and sold hereunder, (A) any unit agreement relating to such Units (the “Unit Agreement”) to be entered into between the Company and an entity selected by the Company to act as the unit agent (the “Unit Agent”) will have been authorized, executed and delivered by the Company and the Unit Agent, and (B) such Units and the Securities comprising the Units will be duly authorized, executed and delivered by the Company and the Unit Agent in accordance with the provisions of the Unit Agreement; and

(xiv)	a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.
     As to any facts material to the opinion expressed herein which we did not independently establish or verify, we have relied upon written or oral certificates, statements, representations and other documentation furnished to us by officers, employees and representatives of the Company, public officials and others, without independent verification of the facts set forth therein.
     Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:
     1. With respect to the Common Shares, when (i) the Board has taken all necessary corporate action to authorize and approve the issuance and the terms of the offering thereof and related matters, (ii) the Common Shares have been issued and sold as contemplated by the Registration Statement and the Prospectus (including any applicable Prospectus Supplement), and (iii) certificates representing the Common Shares have been duly executed, countersigned, registered and delivered in accordance with the applicable Purchase Agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Common Shares) provided for therein, such Common Shares will be validly issued, fully paid and non-assessable.

     2. With respect to Preferred Shares, when (i) the Board has taken all necessary corporate action to authorize and designate the series of Preferred Shares, fix the powers, rights, preferences and qualifications thereof, and approve the issuance and the terms of the offering thereof and related matters, (ii) one or more certificates of designations relating to such series of Preferred Shares has been filed with the Secretary of State of the State of Delaware in proper form for filing and with all fees related thereto timely and fully paid, (iii) the Preferred Shares have been issued and sold as contemplated by the Registration Statement and the Prospectus (including any applicable Prospectus Supplement), and (iv) certificates representing the Preferred Shares have been duly executed, countersigned, registered and delivered in accordance with the applicable Purchase Agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Preferred Shares) provided for therein, such Preferred Shares will be validly issued, fully paid and non-assessable.
     3. With respect to the Warrants, when (i) the Board has taken all necessary corporate action to authorize the issuance and the specific terms of the Warrants and the terms of the offering thereof, (ii) the Warrant Agreement relating to the Warrants has been duly authorized, executed, and delivered by the Company and the Warrant Agent, and (iii) certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the applicable Purchase Agreement approved by the Board, then upon payment of the consideration therefor provided for therein, such Warrants will constitute valid and binding obligations of the Company.
     4. With respect to the Units, when (i) the Board has taken all necessary corporate action to authorize the issuance and the specific terms of the Units and the terms of the offering thereof, (ii) the Unit Agreement relating to the Units has been duly authorized, executed, and delivered by the Company and the Unit Agent, and (iii) certificates representing the Units have been duly executed, countersigned, registered and delivered in accordance with the applicable Purchase Agreement approved by the Board, then upon payment of the consideration therefor provided for therein, such Units will constitute valid and binding obligations of the Company.
     We express no opinion concerning (i) the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction; (ii) the validity or enforceability of any provisions contained in any document, instrument or agreement that purports to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (iii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.
     We are attorneys admitted to practice law in the State of Ohio. This opinion is limited to the federal laws of the United States of America, the laws of the State of Ohio and the General Corporation Law of the State of Delaware. This opinion is furnished by us solely in connection with the issuance of the Securities and the filing of the Registration Statement and any amendments thereto. This opinion may not be furnished to or relied upon by any person or entity for any other purpose without our prior written consent. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters relating to the Company, the Securities or otherwise. It is understood that this opinion is to be used only in connection with the offer and sale of Securities while the Registration Statement is in effect.
     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Registration Statement. In giving such consent, however, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,
/s/ Kegler, Brown, Hill & Ritter Co., L.P.A.
KEGLER, BROWN, HILL & RITTER CO., L.P.A.

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